UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 25, 2006
                        (Date of earliest event reported)


                              The Eastern Company
             (Exact name of Registrant as specified in its charter)


    Connecticut                            0-599                  06-0330020
    -----------                            -----                  ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     identification No.)


   112 Bridge Street, Naugatuck, Connecticut                  06770
   -----------------------------------------                  -----
    (Address of principal executive offices)                (Zip Code)


                                 (203) 729-2255
                                 --------------
              (Registrant's telephone number, including area code)


                                        -
               --------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         ITEM 1.01 - Entry into a Material Definitive Agreement

                  On September 25, 2006, pursuant to an Asset Purchase Agreement dated September 25, 2006 between the Registrant and Royal Lock Corporation, an Illinois corporation (the "Seller") and Lawrence L. Freck, the sole shareholder of Seller (the "Shareholder"), the Registrant acquired certain assets of the Seller. See Item 2.01 for a brief description of the terms and conditions of the agreement.


SECTION 2 - FINANCIAL INFORMATION

         ITEM 2.01 - Completion of Acquisition or Disposition of Assets

                  On September 25, 2006, pursuant to an Asset Purchase Agreement between the Registrant and Royal Lock Corporation, an Illinois corporation (the "Seller") and Lawrence L. Freck, the sole shareholder of Seller (the "Shareholder"), the Registrant acquired certain assets of the Seller.

                  The purchase price for the assets acquired was $7,000,000, plus the assumption of certain liabilities. At the closing $7,000,000 was paid to the Seller. The purchase price is subject to a dollar for dollar adjustment, upward or downward, based upon an increase or decrease in the final closing net book value of assets acquired as compared to the opening balance sheet net book value. The adjustment in the purchase price is scheduled to occur approximately 30 days from the closing date.

                  The assets acquired from the Seller included accounts receivable, prepaid expenses and deposits, inventories, furniture, fixtures and equipment, intellectual property rights and rights existing under all sales and purchase agreements.


         ITEM 2.03 - Creation of a Direct Financial Obligation

                  On September 22, 2006, the Company amended the unsecured loan agreement ("Loan Agreement"), which includes a term portion and a revolving credit portion, with its lender, Bank of America, N.A. The amendment restructures and increases the balance of the term portion of the loan into a new seven (7) year loan in the amount of $20,000,000. The restructured term portion is payable in quarterly payments of $714,286 beginning January 2, 2007. The proceeds were used to repay in full the outstanding balance of its existing term loan ($12,625,000) and for the acquisition of Royal Lock.

                  In addition, the Company increased the maximum amount available under the revolving credit portion from $7,500,000 to $12,000,000 and renewed and extended the maturity to September 22, 2009. The revolving credit portion has a

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                  variable quarterly commitment fee ranging from 0.10% to 0.25%
                  based on operating results. As of September 22, 2006, the quarterly fee is 0.15% on the unused portion.

                  The interest rates on the term and the revolving credit portions of the Loan Agreement may vary. The interest rates may vary based on the LIBOR rate plus a margin spread of 1.0% to 1.65% for the term portion and 1.0% to 1.6% for the revolving credit portion. The margin rate spread is based on operating results calculated on a rolling-four-quarter basis. On September 22, 2006, the margin spread on both the term portion and the revolving credit portion of the Loan Agreement was 1.25%.


SECTION 7 - REGULATION FD

         ITEM 7.01 - Regulation FD Disclosure

                  On September 25, 2006, pursuant to an Asset Purchase Agreement dated September 25, 2006 between the Registrant and Royal Lock Corporation, an Illinois corporation (the "Seller") and Lawrence L. Freck, the sole shareholder of Seller (the "Shareholder"), the Registrant acquired certain assets of the Seller.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 9.01 - (d) Exhibits

                  (10) Loan Agreement, Term Note, Revolving Credit Note, and related documents between the Registrant and Bank of America dated as of September 22, 2006.


                  (99) Press Release dated September 25, 2006 announcing the purchase of certain assets and the assumption of certain liabilities of Royal Lock Corporation ("Royal Lock") of Wauconda, Illinois is attached hereto.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           The Eastern Company

Date:  September 25, 2006                  By: /s/Leonard F. Leganza
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                                               Leonard F. Leganza
                                               President & CEO



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